SECURITIES AND EXCHANGE COMMISSION
 Washington D.C

 FORM 8-K

                                                               CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                           the Securities Exchange Act of 1934

                                                            Date of ReportLDate of earliest event reported: December 3, 2008

ETERNAL TECHNOLOGIES GROUP, INC
(Exact name of Registrant as specified in its charter)

                                                           0-27929
                                 (Commission file number)

                                    Nevada                                                                                                         62-16555
                 State or other jurisdiction of incorporation)                                                                   (I.R.S. Employer Identification Number)

Suite 2007, Main Block, JINZHONGHUAN COMMERCIAL TOWER
3037TH JINTIAN ROAD, FUTIAN DISTRICT
SHENZHEN GUONGDONG PROVINCE, CHINA 518048
(Address of principal executive offices)  (Zip code)

011-86-22-2721-7020
(Registrant’s telephone number, including area code)

                                         ________________________________________________
 (Former name or address, if changed since last report)

   Check the appropriate box below. If the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A-2.below).

       ⁭     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ⁭     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

       ⁭     Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

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               Item 8.01     OTHER EVENTS

The Company’s wholly-owed subsidiary, E-Sea Biomedical Engineering Co. International, Ltd (E-Sea) holds a license from Guangdong Province for the manufacturing of certain medical equipment. Under the terms of the license, E-Sea was required to commence manufacturing on or before December 31 2008, or the license would terminate.

E-Sea filed for an extension with the province which was denied. Therefore, the license with Guangdong Province for the manufacture of certain medical equipment will expire on December 31, 2008.

Because E-Sea still wishes to manufacture certain medical equipment, but after December 31, 2008, it has obtained a similar license from Hunan Province. To fulfill the terms of this license, E-Sea has agreed to develop an “International Medical Equipment Industrial Zone” in Zhuzhou, Hunan Province. Financing for the project has been arranged and E-Sea production department and research and development department will be moving to this new industrial zone in the near future.

      Item 9.01      Financial Statements and Exhibits

(d) Exhibits

10.1 License Agreement from Hunan Province. (to be filed)

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                ETERNAL TECHNOLOGIES GROUP, INC.

December 8, 2008	/ s/ Jiansheng Wei
Jiansheng Wei
President and Chief Executive Officer